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                                                                     EXHIBIT 5.1

                              September 12, 2003

ScanSoft, Inc.
9 Centennial Drive
Peabody, Massachusetts 01960

Re: Registration Statement on Form S-8;
    ScanSoft, Inc. 2000 Non-Statutory Stock Plan
    Amended & Restated ScanSoft, Inc. 1995 Employee Stock Purchase Plan ScanSoft 2003 Stock Plan (Formerly the SpeechWorks International, Inc.
       2000 Employee, Director and Consultant Stock Plan)
    ScanSoft Stand-Alone Stock Option Agreement (A)

Ladies and Gentlemen:

         At your request, I am rendering this opinion in connection with the proposed issuance of 7,632,430 shares of common stock, $0.001 par value (the "Common Stock") of ScanSoft, Inc., a Delaware corporation (the "Company"), issuable upon the exercise of options granted under the ScanSoft, Inc. 2000 Non-Statutory Stock Plan, the Amended and Restated ScanSoft, Inc. 1995 Employee Stock Purchase Plan, the ScanSoft 2003 Stock Plan, and the ScanSoft, Inc. Stand-Alone Stock Option Agreement(A).

         I have examined instruments, documents, and records that I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, I am of the opinion that the 7,632,430 shares of Common Stock to be issued by the Company pursuant to the Plans are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Plans, will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of my name wherever it appears in said Registration Statement. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                           Very truly yours,

                                           /s/ Jo-Anne Sinclair, General Counsel